WARRANT AGREEMENT


          WARRANT AGREEMENT, dated as of August 2, 1996 (the "Agreement"), between HOMELAND HOLDING CORPORATION, a Delaware corporation (the
"Company"), and LIBERTY BANK AND TRUST COMPANY OF OKLAHOMA CITY, N.A., as Warrant Agent (the "Warrant Agent").

          WHEREAS, in connection with the financial restructuring (the "Restructuring") of the Company and its subsidiary, Homeland Stores, Inc., a Delaware corporation ("Homeland"), to be consummated pursuant to their Plan of Reorganization (as such term and all other capitalized terms used herein are defined in section 15), the Company proposes to issue the Warrants described herein to purchase up to an aggregate of 263,158 shares of Common Stock, subject to adjustment as provided herein (the "Warrants"), to the holders of the Old Common Stock in exchange (together with certain shares of Common Stock) for all issued and outstanding shares of Old Common Stock, pursuant to the Plan of Reorganization; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement and exercise of the Warrant Certificates and other matters as provided herein; and

          WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof; and

          WHEREAS, concurrently with the execution hereof, and in connection with the consummation of the Restructuring, the Company and certain stock holders of the Company are entering into a Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), under which the Company will grant certain registration rights to the holders of the Warrants;

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

1.       Issuance of Warrants.

              1.1 Initial Issuance; Initial Share Amount. On the date hereof (the "Original Issue Date"), the Company shall issue an aggregate of 263,158 Warrants to the holders of the Old Common
Stock, pursuant to the Plan of Reorganization. The number of shares of Common Stock issuable upon exercise of all such Warrants shall be subject to all adjustments from and after the Original Issue Date provided in sections 4 and 5, as set forth in section 3.1, whether or not such Warrants were issued on or after the date on which any event resulting in an adjustment occurred.

              1.2 Form of Warrant Certificates. The Warrants shall be evidenced by certificates substantially in the form attached hereto as Exhibit A (the "Warrant Certificates"). Each Warrant
Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, which shall be either on the Original Issue Date or other date of issuance thereof, or on division, exchange, substitution or transfer of any of the Warrants. Each Warrant Certificate may have such legends and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

              1.3 Execution of Warrant Certificates. Warrant Certificates shall be executed on behalf of the Company by its President, any Vice President, its Treasurer or Secretary, either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

              1.4 Countersignature of Warrant Certificates. Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this section 1.4, and deliver any new War rant Certificates as and when required pursuant to the provisions of sections 12 and 13. Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

2.       Duration of Warrants.

               Irrespective of the date ofissuance, each Warrant shall entitle the holder thereof to purchase from the Company one share of Common Stock, at any time up to and including 5:00 p.m., New York City time on August 2, 2001 (the "Expiration Date").

3.       Exercise of Warrants.

           3.1 Manner of Exercise. All or any of the Warrants represented by a Warrant Certificate may be exercised by the registered holder thereof during normal business hours on any Business Day, by surrendering such Warrant Certificate, with the subscription form set forth therein duly executed by such holder, by hand or by mail to the Warrant Agent at the address set forth in Section 17.1 (or, if such exercise shall be in connection with an underwritten Public Offering, at the location designated by the Company). Such Warrant Certificate shall be accompanied by payment in respect of each Warrant that is exercised, which shall be made by certified or official bank or bank cashier's check payable to the order of the Company. Such payment shall be in an amount equal to the product of (i) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such subscription form multiplied by (ii) the Warrant
Purchase Price in effect as of the date of such exercise. Upon such surrender and payment, such holder shall thereupon be en titled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in sections 4 and 5.

            3.2 When Exercise Effective. Each exercise of any Warrant pursuant to section 3.1 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate representing such Warrant, duly executed, with accompanying payment shall have been delivered as provided in section 3.1, and at such time the Person or Persons in whose name or names the certificate or certificates for Common
Stock (or Other Securities) shall be issuable upon such exercise as provided in section 3.3 shall be deemed to have become the holder or holders of record thereof.

            3.3     Delivery of Certificates, etc.

               (a) As promptly as practicable after the exercise of any Warrant, and in any event within five Business Days thereafter
(or, if such exercise is in connection with an underwritten
Public Offering concurrently with such exercise), the Company at its expense (other than as to payment of transfer taxes) will cause to be issued and delivered to such holder, or as such holder may direct in writing (subject to section 13),

           (i) a certificate or certificates for the number of full shares of Common Stock (or Other Securities) to which such holder is entitled,

           (ii) any cash payment in lieu of any fraction of a share or security as provided in section 3.4, and

           (iii) if less than all the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate or Certificates of the same tenor and for the aggregate number of Warrants that were not exercised, executed and countersigned in accordance with sections 1.3 and 1.4.

               (b) The Warrant Agent shall countersign any new Warrant Certificate, register it in such name or names as may be directed in writing by such holder, and shall deliver it to the person entitled to receive the same in accordance with section 3.3(a). The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates executed on behalf of the Company for such purpose.

            3.4 Fractional Shares. No fractional shares of Common Stock (or Other Securities) shall be issued upon any exercise of Warrants. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number of full shares or securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants exercised. As to any fraction of a share of Common
Stock (or Other Securities), the Company shall pay a cash adjustment in respect thereto in an amount equal to the product of the Market Price per share of Common Stock (or Other Securities) as of the Business Day next preceding the date of such exercise multiplied by such fraction.

4.       Adjustment of Common Stock Issuable Upon Exercise.

           4.1 Adjustment of Number of Shares. The number of shares of Common Stock that the holder of a Warrant shall be entitled to receive upon each exercise thereof shall be determined by multiplying the number of shares of Common Stock that would otherwise
(but for the provisions of this section 4) be issuable upon such exercise, as designated by such holder pursuant to section 3.1, by a fraction of which (i) the numerator is $11.85 and (ii) the denominator is the Warrant Purchase Price in effect on the date of such exercise.

           4.2      Adjustment of Warrant Purchase Price.

           (a) The "Warrant Purchase Price" shall initially be $11.85 per share, shall be adjusted and readjusted from time to time as provided in this section 4 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 4.

           (b) Additional Shares of Common Stock. If at any time or from time to time after the Original Issue Date, the Company shall issue or sell Additional Shares of Common Stock without consideration or for a consideration per share less than the Current
Market Price in effect on the date of and immediately prior to such issuance or sale or Additional Shares of Common Stock are deemed to be issued pursuant to section 4.4 or 4.5, then in each such case (subject to section 4.9), the Warrant Purchase Price then in effect shall be reduced, concurrently with such issuance or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Purchase Price by a fraction,

           (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (B) the number of shares of Common Stock that the aggregate consideration received by the Company (computed in accordance with section 4.6) for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price, and

           (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale,

provided that, for the purposes of this section 4.2(b), (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to section 4.3(a) or 4.4, such Additional Shares shall be deemed to be out standing, and (y) treasury shares shall not be deemed to be outstanding.

           4.3 Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the Original Issue
Date shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on any Common Stock, other than (a) a dividend payable in Additional
Shares of Common Stock or in Options for Common Stock or (b) a regular, periodic dividend payable in cash and declared out of the earned surplus of the Company as at the date hereof as increased by any credits (other than credits resulting from a revaluation of property) and decreased by any debits made thereto after such date, then, and in each such case, subject to section
4.9, the Warrant Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price
(calculated to the nearest .001 of a cent) determined by multiplying such Warrant Purchase Price by a fraction,

          (i) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the value of such dividend or distribution
(as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

          (ii)     the denominator of which shall be such Current Market
Price.

          4.4       Options and Convertible Securities.

               (a) If at any time or from time to time after the Original Issue Date, the Company shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then in each such case, the maximum number of Additional Shares of Common Stock issuable (as set forth in the instruments relating thereto, without regard to any provision thereof for subsequent adjustment of such number) upon the exercise of such Options or the conversion or exchange of such Convertible
Securities (and in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities), shall be deemed to be issued for purposes of section 4.2(b) as of the time of such issuance, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to section 4.6) for such shares would be less than the Current Market Price in effect on the date of and immediately prior to such issuance, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be. In any such case in which Additional Shares of Common Stock are deemed to be issued,

            (i) no further adjustment of the Warrant Purchase Price shall be made upon the subsequent issuance or sale of Additional Shares of Common Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible
Securities;

            (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Purchase Price computed upon the original issuance, sale, grant or assumption thereof or upon the occurrence of the record date with respect thereto, and any subsequent adjustments based thereon, shall, upon any such in crease or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible
Securities, that are outstanding at such time;

            (iii) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities that shall not have been exercised (or upon purchase by the Company and cancellation or retirement of any such Options that shall not have been exercised or of any such Convertible Se curities the rights of conversion or exchange under which shall not have been exercised), the Warrant Purchase Price computed upon the original issuance, sale, grant or assumption thereof or upon the occurrence of the record date with respect thereto, and any subsequent adjustments based thereon, shall, upon such expiration
(or such cancellation or retirement, as the case may be), be recomputed as if:

                    (A) in the case of Options for Common Stock or of Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was an amount equal to (x) the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options, whether or not exercised, or all such Convertible Securities that were actually converted or exchanged, plus (y) the consideration actually received by the Company upon such exercise, conversion or exchange, if any, minus (z) the consideration paid by the Company for any purchase of any such Options that were not exercised, or any such Convertible Securities the rights of conversion or exchange under which were not exercised, and

                    (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issuance, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was an amount equal to (x) the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options, whether or not exercised, plus (y) the consideration deemed to have been received by the Company (pursuant to section 4.8) upon the issuance or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (z) the consideration paid by the Company for any purchase of such Options that were not exercised; and

           (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Warrant Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issuance, sale, grant or assumption of such Options or Convertible Securities.

               (b) Notwithstanding section 4.4(a), in the case of any such Options that expire by their terms not more than 30 days after the date of issuance, sale, grant or assumption thereof, no adjustment of the Warrant Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) of section 4.4(a) above.

               (c) If at any time or from time to time after the Original Issue Date, the Company shall be required to increase the number of Additional Shares of Common Stock subject to any Option or into which any Convertible Securities are convertible or exchangeable pursuant to the operation of anti-dilution provisions applicable thereto, such Additional Shares of Common Stock shall be deemed to be issued for purposes of section 4.2(b) as of the time of such increase.

               4.5 Stock Dividends, Stock Splits, etc. If at any time or from time to time after the Original Issue Date, the Company shall declare or pay any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common
Stock), then in each such case, Additional Shares of Common Stock shall be deemed to have been issued for the purposes of section 4.2(b),
(i) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (ii) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such subdivision becomes effective.

           4.6    Computation of Consideration.  For the purposes of this
section 4:

           (a) Subject to the other provisions of this section 4.6, the consideration for the issuance or sale of any Additional Shares of Common Stock or for the issuance, sale, grant or assumption of any Options, Convertible Securities or Other Securities, irrespective of the accounting treatment of such consideration, shall equal

                (i) (x) insofar as it consists of cash, the amount of cash received by the Company, without deducting any expenses paid or incurred (including but not limited to any commissions or compensation paid or payable or concessions or discounts allowed to underwriters, dealers or others performing similar services), and any accrued interest or dividends, in connection with such issuance, sale, grant or assumption, plus

                    (y) insofar as it consists of consideration other than cash (including securities and other property), the Fair Value, at the time of such issuance, sale, grant or assumption, of such consideration received by the Company, without deducting any expenses paid or incurred (including but not limited to any commissions or compensation paid or payable or concessions or discounts allowed to underwriters, dealers or others performing similar services), and any accrued interest or dividends, in connection with such issuance, sale, grant or assumption, or

               (ii) if Additional Shares of Common Stock are issued or sold or Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company or a Subsidiary for a consideration that covers both, the proportion of such consideration so received, computed as provided in clause (i) above, allocable based on relative Fair
Value to such Additional Shares of Common Stock, Options, or
Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors of the Company.

          (b) All Options or Convertible Securities issued or delivered in payment of any dividend or other distribution on any class of stock of the Company, shall be deemed to have been issued without consideration.

          (c) All Additional Shares of Common Stock shall be deemed to have been issued without consideration that are (x) issued or delivered in payment of any dividend or other distribution on any class of stock of the Company, (y) issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), or (z) issued or deemed to have been issued pursuant to the operation of anti-dilution provisions applicable to Options, Convertible
Securities or other securities of the Company or a Subsidiary, whether as a result of the adjustments provided for hereby or otherwise.

          (d) For purposes of section 4.4 (subject to section 4.6(c)), Additional Shares of Common Stock shall be deemed to have been issued for a consideration per share determined by dividing

                (i) the total amount, if any, received and receivable by the Company as consideration for the issuance, sale, grant or assumption of the relevant Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision thereof for subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible
Securities (and in the case of Options for Convertible
Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities), in each case computing such consideration as provided in section 4.6(a) or 4.6(b),

by

               (ii) the maximum number of shares of Common Stock issuable (as set forth in the instruments relating thereto, without regard to any provision thereof for subsequent adjustment of such number) upon the exercise of such Options or the conversion or exchange of such Convertible Securities (and in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities).

               4.7 Adjustments for Combinations, etc. If at any time or from time to time after the Original Issue Date, the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Purchase Price in effect immediately prior to such combination or consolidation shall, at the close of business on the day on which such combination or consolidation becomes effective, be proportionately increased.

               4.8 Dilution in Case of Other Securities. If at any time or from time to time after the Original Issue Date the Warrants shall be exercisable for Other Securities (either alone or in addition to Common Stock), and Other Securities shall be issued, sold, granted or assumed, or shall become subject to issuance, sale, grant or assumption upon any exercise, conversion or exchange of any stock, options or convertible or other securities
(including but not limited to any Options or Other Securities) of the Company (or any issuer of Other Securities or any other
Person referred to in section 5), or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any other issuer or Person), for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this section 4, the rights to purchase Other Securities granted hereunder and under the Warrants, then in each such case, the computations, adjustments and readjustments provided for in this section 4 with respect to the Warrant Purchase Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

              4.9 Minimum Adjustment of Warrant Purchase Price. If the amount of any adjustment of the Warrant Purchase Price required pursuant to this section 4 would be less than one-tenth of one percent (0.1%) of the Warrant Purchase Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one-tenth of one percent (0.1%) of such Warrant Purchase Price; provided that, upon exercise of this Warrant, all adjustments carried forward and not theretofore made up to and including the date of such exercise shall be made to the nearest one one-hundredth
(.01) of a cent.

              4.10 Other Dilutive Events. If any event shall occur as to which the provisions of this section 4 or of section 5 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Agreement and the Warrants issued hereunder in accordance with the essential intent and principles of such sections, then in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in sections 4 and 5, necessary to preserve, without dilution, the purchase rights represented by this Agreement and the Warrants issued hereunder.
Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrant Agent and each holder of a Warrant and shall make the adjustments described therein.

5.     Consolidation, Merger, Sale of Assets, Reorganization, etc.

             5.1 General Provisions. In case the Company, after the Original Issue Date, (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, Common Stock or Other Securities shall be changed into or exchanged for cash, stock or other securities of any other Person or any other property, or (c) shall transfer all or substantially all of its properties and assets to any other Person, or (d) shall effect a capital reorganization or reclassification of Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Purchase Price is provided in section 4.2(b) or 4.3), then, and in the case of each such transaction, the Company shall give written notice thereof to each holder of any Warrant not less than 30 days prior to the consummation thereof and proper provision shall be made so that, upon the basis and the terms and in the manner provided in this section 5, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive, at the aggregate Warrant Purchase
Price in effect at the time of such consummation for all Common
Stock (or Other Securities) issuable upon such exercise immediately prior to such consummation, in lieu of the Common
Stock (or Other Securities) issuable upon such exercise prior to such consummation, either of the following, as such holder shall elect by written notice to the Company on or before the date immediately preceding the date of the consummation of such transaction:

         (i) the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments
(subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in section 4 and this section 5, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of Common
Stock under circumstances in which, upon completion of such purchase, tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, and if the holder of this Warrant so designates in such notice given to the Company, the holder of this Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if the holder of this Warrant had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer (or, if prorationing shall have been applicable to such purchase, tender or exchange offer, the combined amount per share of cash, securities or other property to which such holder would have been entitled if such holder had accepted such offer and sold the same percentage of shares pursuant thereto as other accepting shareholders, and, as to the shares not sold in such offer, had the same rights to receive cash, securities or other property per share as other shareholders holding shares immediately prior to the consummation of such transaction), subject to adjustments
(from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in section 4 and this section 5; or

        (ii) in the event of a Stock Sale, the number of shares of capital stock (or equivalent equity interests) of the Acquiring
Person (the "Merger Stock"), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in section 4 and this section 5, determined by dividing (x) the product obtained by multiplying
(1) the number of shares of Common Stock (or Other Securities) to which the holder of this Warrant would have been entitled had such holder exercised this Warrant immediately prior to the consummation of such transaction, times (2) the greater of the Acquisition Price and the Warrant Purchase Price in effect on the date immediately preceding the date of such consummation, by
(y) the Current Market Price per share of the the Merger Stock, on the date immediately preceding the date of such consummation.

           5.2 Assumption of Obligations, etc. Notwithstanding anything contained in this Agreement to the contrary, the Company will not effect any of the transactions described in clauses (a) through
(d) of section 5.1 unless, prior to the consummation thereof,
(a) each Person (other than the Company) that may be required to deliver any cash, stock or other securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Warrant Agent, (x) the obligations of the Company under this Agreement (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement) and
(y) the obligation to deliver to each holder of a Warrant such cash, stock or other securities or other property as such holder may be entitled to receive in accordance with the provisions of section 5.1, and (b) such Person shall have similarly delivered to the Warrant Agent an opinion of counsel for such Person, which counsel may be an in-house counsel of such Person or such other counsel reasonably satisfactory to the Warrant Agent and which opinion shall be reasonably satisfactory to the Warrant Agent, addressed to the Warrant Agent and stating that this Agreement and the Warrants issued hereunder shall thereafter continue in full force and effect and the terms hereof and thereof (in cluding, but not limited to, all of the provisions of section 4 and this section 5) shall be applicable to the cash, stock or other securities or other property that such Person may be required to deliver upon any exercise of any Warrant or the exercise of any rights pursuant thereto. Nothing in this sec tion 5 or in section 8 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by this Agreement.

           6.    No Dilution or Impairment.

             The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any of the Warrants issued hereunder, but will at all times in good faith observe and perform all such terms and take all such action as may be necessary or appropriate in order to protect the rights of each holder of a Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefor upon such exercise,
(b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all of the Warrants from time to time outstanding, (c) will not take any action that results in any adjustment of the Warrant Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise and (d) will not issue any capital stock of any class that (x) has the right to more than one vote per share or
(y) is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless such stock is sold for a cash consideration at least equal to the amount of its preference upon voluntary or involuntary dissolution, liquidation or winding-up and the rights of the holders thereof shall be limited to a fixed per centage (not exceeding 15%) of such cash consideration in respect of participation in dividends.

7.       Accountants' Reports.

             In each case of any adjustment or readjustment in the Warrant Purchase Price or the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Agreement and cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify each such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including, but not limited to, a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued, sold or transferred or deemed hereby to have been issued, (b) the number of shares of Common Stock outstanding or deemed hereby to be outstanding, and (c) the Warrant Purchase Price in effect immediately prior to such issuance or sale and as adjusted and readjusted (if required by section 4) on account thereof. The Company will forthwith mail a copy of each such report to the Warrant Agent, which shall promptly mail a copy to each holder of a Warrant. The Warrant Agent will cause the same to be available for inspection at its principal office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

8.       Notification of Certain Events.

         8.1   Corporate Action.  In the event of:

         (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding by more than 10% the amount of the cash dividend for the immediately preceding period) or other distribution of any kind, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right or interest of any kind; or

        (b) any capital reorganization of the Company, any reclassification or recapitalization of the Common Stock or other capital stock of the Company, any consolidation or merger involving the Company, or any sale or transfer of all or substantially all of the assets of the Company; or

        (c) the voluntary or involuntary dissolution, liquidation, or winding up of the Company or Homeland;

the Company shall cause to be filed with the Warrant Agent and mailed to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the time, if any such time is to be fixed, as of which holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall be delivered not less than 20 days prior to such date therein specified, in the case of any such date referred to in clause (i) of the preceding sentence, and not less than 45 days prior to such date therein specified, in the case of any such date referred to in clause (ii) of the preceding sentence.

            8.2 Expiration Date. The Company shall give each holder of a Warrant written notice of the Expiration Date. Such notice may be given by the Company not fewer than 30 days but not more than 60 days prior to the Expiration Date.

            8.3 Available Information. The Company shall promptly file with the Warrant Agent copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not required to make such filings, the Company shall promptly deliver to the Warrant Agent adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 of the General
Rules and Regulations under the Securities Act.

9.       Registration Rights Agreement.

         (a) Each holder of a Warrant or of any securities issued or issuable upon the exercise thereof or any securities issued or issuable upon the exercise, conversion or exchange of such securities is entitled to the benefits of the Registration Rights
Agreement, to the extent and for so long as therein provided. By acceptance of a Warrant Certificate or of any securities issued or issuable upon the exercise thereof or any securities issued or issuable upon the exercise, conversion or exchange of such securities, each holder of a Warrant agrees to be bound by the terms of the Registration Rights Agreement, to the extent and for so long as therein provided.

        (b) Each Warrant Certificate issued hereunder and each Warrant Certificate issued upon transfer or in substitution for any such Warrant Certificate pursuant to section 13 or 14 shall be stamped or otherwise imprinted with a legend in substantially the following form, until such time as the rights of any holder thereof under the Registration Rights Agreement shall terminate in accordance with the terms thereof:

             "Each holder of this Warrant
             Certificate or any shares acquired upon the exercise of any Warrant represented hereby by acceptance of this Warrant Certificate or any certificate representing any such shares acknowledges that such holder is entitled to the benefits of and bound by the terms of the Registration Rights Agreement, dated as of August 2,
             1996, among the Company and certain of its stockholders and holders of other equity interests, a copy of which is on file at the offices of the Company."

        (c) Each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Common
Stock (or Other Securities) shall be stamped or otherwise imprinted with a legend in substantially the following form, until such time as the rights of any holder thereof under the Registration Rights Agreement shall terminate in accordance with the terms thereof:

             "Each holder of the shares represented
             by this certificate by acceptance of this certificate acknowledges that such holder is entitled to the benefits of and bound by the terms of the Registration Rights Agreement, dated as of August 2, 1996, among the Company and certain of its stockholders and holders of other equity interests, a copy of which is on file at the offices of the Company."

10.       Reservation of Stock, etc.

             10.1 Reservation; Due Authorization, etc. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock (or out of authorized Other Securities), solely for issuance and delivery upon exercise of Warrants, the full number of shares of Common
Stock (and Other Securities) from time to time issuable upon the exercise of all Warrants from time to time outstanding. All shares of Common Stock (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and (in the case of shares) fully paid and non assessable, and free from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company.

             10.2 Compliance with Law. The Company will use its best efforts, at its expense and on a continual basis, to assure that all shares of Common Stock (and Other Securities) that may be issued upon exercise of Warrants may be so issued and delivered without violation of any Federal or state securities law or regulation, or any other law or regulation applicable to the Company or any of its subsidiaries, provided that with respect to any such exercise involving a sale or transfer of Warrants or any such securities issuable upon such exercise, the Company shall have no obligation to register such Warrants or securities under any such securities law except as provided in the Registration
Rights Agreement.

11.       Payment of Taxes.

             The Company will pay any and all documentary stamp or similar issue taxes payable to the United States of America or any State, or any political subdivision or taxing authority thereof or therein, in respect of the issuance or delivery of shares of Common Stock (or Other Securities) on exercise of Warrants, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of Common Stock (or Other Securities) in a name other than that of the registered holder of the Warrants to be exercised, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

12.       Loss or Mutilation.

             Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of an indemnity bond reasonably satisfactory to them in form or amount, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the Warrant Agent and, upon the Company's request, an authorized signatory of the Warrant Agent shall manually countersign and deliver, to the registered holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this section 12, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection there with. Every new Warrant Certificate executed and delivered pursuant to this section 12 in lieu of any lost, stolen or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone. The provisions of this section 12 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

13.       Warrant Registration.

               13.1 Registration. The Warrant Certificates shall be issued inregistered form only and shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be delivered. The Company shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrants and of transfers or exchanges of Warrant Certificates as provided in this Agreement. Such register shall be maintained at the office of the Company or the Warrant Agent located at the respective address therefor as provided in section 17.1. Such register shall be open for inspection upon notice at all reasonable times by the Warrant Agent and each holder of a Warrant.

               13.2 Transfer or Exchange. At the option of the holder, Warrant Certificates may be exchanged or transferred for other
Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the office of the Company or the Warrant Agent maintained for such purpose at the respective address therefor as provided in section 17.1, and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually countersign and deliver, the Warrant Certificates that the holder making the exchange is entitled to receive.

             All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

             Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent and duly executed, by the registered holder thereof or such holder's officer or representative duly authorized in writing.

             No service charge shall be made for any registration of transfer or exchange of Warrant Certificates.

             Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent. Any such Warrant
Certificate shall not be reissued by the Company and, except as provided in this section 13 in case of an exchange or transfer, in section 12 in case of a mutilated Warrant Certificate and in section 3 in case of the exercise of less than all the Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner reasonably satisfactory to the Company.

14.      Warrant Agent.

             The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this section 14. The Company, and the holders of Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

         (a) The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant
Certificates (except as to its countersignature thereon), as to the validity, authorization or value (or kind or amount) of any Common Stock or of any other securities or other property delivered or deliverable upon exercise of any Warrant, or as to the purchase price of such Common Stock, securities or other property. The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by the Warrant Agent in good faith in the belief that any Warrant
Certificate or any other document or any signature is genuine or properly authorized, (ii) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of shares of Common Stock purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (iii) be responsible for any failure on the part of the Company to issue, transfer or deliver any Common
Stock or other securities or property upon the surrender of any Warrant for the purpose of exercise or to comply with any other of the Company's covenants and obligations contained in this Agreement or in the Warrant Certificates or (iv) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

        (b) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the instructions of any such officer.

        (c) The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. The Warrant
Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

        (d) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

        (e) The Warrant Agent shall act solely as agent. The Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

        (f) The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant holder for any action taken, suffered or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

        (g) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses hereunder; and further agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including, but not limited to, judgments, costs and counsel fees, for anything done, suffered or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent's negligence or willful misconduct.

        (h) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock through the exercise of Warrants.

        (i) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        (j) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's negligence or willful misconduct), after giving 30 days' prior written notice to the Company. The Company may remove the Warrant Agent upon 30 days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as to liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.
The Company shall cause to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company, at the Company's expense, a copy of such notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the Warrant
Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation, incorporated under the laws of the United States or of any State thereof and authorized under such laws to exercise corporate trust powers, be subject to supervision and examination by Federal or State authority, and have a combined capital and surplus of not less than $100,000,000 as set forth in its most recent published annual report of condition.
After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company. Failure to give any notice provided for in this paragraph (j), or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

        (k) If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver
Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

        (l) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to all or sub stantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as a new warrant agent under the provisions of paragraph (j) of this section 14. The Company shall promptly cause notice of the succession as Warrant Agent of any such successor Warrant Agent to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at his last address as shown on the register of the Company.

       15.  Definitions.

             As used herein, the following terms have the following respective meanings:

             Acquiring Person:

             (a) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (b) the transferee of substantially all of the properties and assets of the Company,
(c) the corporation consolidating with, merging into or acquiring the Company in a consolidation, merger or other transaction in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (d) in the case of a capital reorganization or reclassification or recapitalization, the Company.

             Acquisition Price:

              as applied to the Common Stock, with respect to any transaction to which section 5 applies, (a) the price per share equal to the greater of the following, determined in each case as of the date immediately preceding the date of consummation of such transaction: (i) the Market
Price of the Common Stock and (ii) the highest amount of cash plus the Fair Value of the highest amount of securities or other property which the holder of this Warrant would have been entitled as a shareholder to receive upon such consummation if such holder had exercised this Warrant immediately prior thereto, or (b) if a purchase, tender or an exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than 50% of the outstanding shares of Common Stock, the greater of (i) the price determined in accordance with the foregoing subdivision (a) and (ii) the price per share equal to the greater of the following, determined in each case as of the date immediately preceding the acceptance of such offer by the holders of more than 50% of the outstanding shares of Common Stock:
(x) the Market Price of the Common Stock and (y) the highest amount of cash plus the Fair Value of the highest amount of securities or other property which the holder of this Warrant would be entitled as a shareholder to receive pursuant to such offer if such holder had exercised this Warrant immediately prior to the expiration of such offer and accepted the same.

             Additional Shares of Common Stock: all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to section 4.4 or 4.5, deemed to be issued) by the Company after the Original Issue Date, whether or not subsequently reacquired or retired by the Company, other than (a) shares of Common Stock issued or issuable upon the exercise of Warrants issued hereunder and (b) not more than 263,158 shares of Common Stock issued or issuable upon the exercise of the Management Stock Options.

             Affiliate: with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, (a) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Common Stock (or equivalent equity interests), by contract or otherwise, and the terms "controlling" or "controlled" have meanings correlative to the foregoing, and (b) a Subsidiary is an Affiliate of the Company and each other Subsidiary.

             Bankruptcy Court: the United States Bankruptcy Court for the District of Delaware.

             Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City are authorized by law to be closed, provided that, in determining the period within which certificates or Warrants are to be issued and delivered pursuant to section 3.1 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange orin the over-the-counter market, "Business Day" shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference in this Agreement to "days" (unless Business Days are specified) shall mean calendar days.

             Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

             Common Stock: the Company's Common Stock, par value $.01 per share, as constituted on the Original Issue Date after giving effect to the consummation of the Restructuring, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

             Company: the meaning specified in the opening paragraphs of this Agreement.

             Convertible Securities: any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

             Current Market Price: on any date specified herein, (a) with respect to Common Stock or to Voting Stock (or equivalent equity interests) of an Acquiring Person or its Parent, (i) the average daily Market Price during the period of the most recent 20 consecutive Business Days ending on such date, or (ii) if shares of Common Stock are not then listed or admitted to trading on any national securities exchange and if the closing bid and asked prices thereof are not then quoted or published in the over-the-counter market, the Market Price on such date and (b) with respect to any other securities, the Market Price on such date.

             Exchange Act: the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

             Expiration Date:  the meaning specified in section 2.

             Fair Value: with respect to any securities or other property, the Fair Value thereof as of a date which is within 15 days of the date as of which the determination is to be made (a) determined by an agreement between the Company and the Requisite Holders of Warrants or (b) if the Company and the Requisite Holders of Warrants fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Requisite Holders of Warrants, either of which firms may be an independent investment banking firm regularly retained by the Company or any such holder or (c) if the Company or such holders shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by such holders or the Company, as the case may be, determined solely by the firm so retained or (d) if the firms so retained by the Company and by such holders shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm which is not a regular investment banking firm of the Company or any such holder chosen by the first two such firms.

             Management Stock Options: the options to purchase up to 263,158 shares of Common Stock to be granted to certain executive officers and key employees of the Company and its Subsidiaries pursuant to Management Stock Option Plan to be implemented in connection with the Restructuring.

             Market Price: on any date specified herein, (a) with respect to Common Stock, the amount per share equal to (i) the last sale price of shares of Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange but the Common Stock is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or if the Common Stock is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if the Common Stock is not then listed or admitted to trading on any national exchange or designated as a national market system security and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (y) the Fair Value thereof, determined on the basis of an assumed sale of the Company and its Subsidiaries as a whole without giving effect to any control premium, to any discount for lack of liquidity or to the fact that the Company has no class of equity securities registered under the Exchange Act; and (b) with respect to any other securities, (x) the value as determined in accordance with the methods provided in (i) and (ii) of clause
(a) above or (y) if such other security is not then listed or admitted to trading on any national exchange or designated as a national market system security and if no closing bid and asked prices thereof are then quoted or published in the over-the-counter market, the Fair Value thereof.

             Merger Stock:  the meaning specified in section 5.1(i).

             NASD:  the National Association of Securities Dealers.

             Old Common Stock: the Company's former Class A Common Stock, $.01 par value per share, outstanding immediately prior to the effectiveness of the Plan of Reorganization.

             Options: options, warrants or other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible
Securities.

             Original Issue Date:  the meaning specified in section 1.1.

             Other Securities: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) that the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 5 or otherwise.

             Parent: as to any Acquiring Person, any corporation that (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in its consolidated financial statements under generally accepted accounting principles and (c) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

             Person: any individual, partnership, association, joint venture, corporation, business, trust, unincorporated organization, government or department, agency or subdivision thereof, or other person or entity.

             Plan of Reorganization: the Joint Plan of Reorganization of the Company and Homeland, which was approved by the Bankruptcy Court on July 19, 1996 and pursuant to which the Restructuring will be consummated.

             Public Offering: any offering of Common Stock (or Other Securities) to the public pursuant to an effective registration statement under the Securities Act.

             Registration Rights Agreement: the meaning specified in the recitals of this Agreement.

             Requisite Holders of Warrants: the holders of at least a majority of all Warrants at the time outstanding, determined on the basis of the number of shares of Common Stock or Other Securities deliverable upon exercise thereof.

             Restructuring: the meaning specified in the recitals of this Agreement.

             Securities Act: the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor Federal statute.

             Stock Sale:  a transaction of the type described in clauses (a),
(b), (c) or (d) of section 5.1, pursuant to which Common Stock or Other Securities are changed into or exchanged for capital stock (or equivalent equity interests, including, without limitation, Convertible
Securities) of an Acquiring Person.

             Subsidiary: any corporation, association or other business entity a majority (by number of votes) of the Voting Common Stock (or equivalent equity interests entitled to vote for the election of a majority of the directors thereof or persons performing similar functions therefor) of which is at the time owned by the Company or by one of or more Subsidiaries or by the Company and one or more Subsidiaries.

             Voting Common Stock: with respect to any corporation, stock of any class or classes if the holders of the stock of such class or classes are ordinarily (in the absence of contingencies) entitled to vote for the election of a majority of the directors of such corporation.

             Warrant:  the meaning specified in section 1.1.

             Warrant Certificates:  the meaning specified in section 1.2.

             Warrant Purchase Price:  the meaning specified in section 4.2.

             Warrants: the meaning specified in the opening recitals of this Agreement.

16.       Remedies, etc.

             16.1 Remedies. The Company stipulates that the remedies at law of each holder of a Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

             16.2 Warrant Holder Not Deemed a Stockholder. Prior to the exercise of the Warrants represented thereby no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and no such holder shall be entitled to receive notice of any proceedings of the Company except as provided in this Agreement. Nothing contained in this Agreement shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

             16.3 Right of Action. All rights of action in respect of this Agreement are vested in the registered holders of the Warrants.
Any registered holder of any Warrant, without the consent of the Warrant Agent or the registered holder of any other Warrant, may in such holder's own behalf and for such holder's own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise such holder's
Warrants in the manner provided in the Warrant Certificate representing such Warrants and in this Agreement.

17.       Miscellaneous.

             17.1 Notices. Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to any registered holder of a Warrant at such holder's last known address appearing on the register of the Company, and to the Company or the Warrant
Agent as follows:

             To the Company:

             Homeland Holding Corporation
             2601 Northwest Expressway
             Oil Center East, 11th Floor
             Oklahoma City, OK  73112
             Attention:  Secretary


             with a copy to:

             Crowe & Dunlevy
             1800 Mid-American Tower
             20 North Broadway
             Oklahoma City, OK  73102-8273
             Attention:  Kenni B. Merritt, Esq.


             To the Warrant Agent:

             By Hand
             Liberty Bank and Trust Company of Oklahoma, N.A.
             100 North Broadway, Ninth Floor
             Stock Transfer Department
             Oklahoma City, OK  73102

             By Mail
             Liberty Bank and Trust Company of Oklahoma, N.A.
             P.O. Box 25848
             Oklahoma City, OK 73125
             Attention:  Stock Transfer Department

or such other address as shall have been furnished in writing, in accordance with this section 17.1, to the party giving or making such notice, demand or delivery.

             17.2 Governing Law. This Agreement, each Warrant Certificate issued hereunder and all rights arising hereunder shall be construed and determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles or rules thereof, and the performance thereof shall be governed and enforced in accordance with such laws.

             17.3 Benefits of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered and beneficial holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any person, other than the Company, the Warrant Agent and the registered and beneficial holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

             17.4 Agreement of Holders of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that the Warrant
Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement, and the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

             17.5 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

             17.6 Amendments. The Warrant Agent may, without the consent or concurrence of the holders of the Warrants, by supplemental agreement or other writing, join with the Company in making any amendments or modifications of this Agreement that they shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or power reserved to or conferred upon the Company in this Agreement or
(c) do not and will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrants. Any other amendment to this Agreement may be effected only with the consent of the Requisite Holders of Warrants.

             17.7 Headings. The table of contents hereto and the descriptive headings of the several sections here of are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                      HOMELAND HOLDING CORPORATION



                                      By:_____________________________
                                      Name:
                                      Title:


                                      LIBERTY BANK AND TRUST COMPANY
                                      OF OKLAHOMA CITY, N.A.,
                                       as Warrant Agent


                                      By:_____________________________
                                      Name:
175444                                Title:








                           WARRANT AGREEMENT

                               between

                      HOMELAND HOLDING CORPORATION

                                 and

                   LIBERTY BANK AND TRUST COMPANY OF
                         OKLAHOMA CITY, N.A.,

                            as Warrant Agent


                            263,158 Warrants


                       Dated as of August 2, 1996







                                                                     EXHIBIT A



                      [FORM OF FACE OF WARRANT CERTIFICATE]




Warrant No. __________                       Number of Warrant(s): ___________



                     Exercisable On or Before August 2, 2001


                             WARRANT TO PURCHASE
                               COMMON STOCK
                                    OF
                         HOMELAND HOLDING CORPORATION

                      SEE REVERSE FOR CERTAIN DEFINITIONS

             This Certifies that _____________ or registered assigns, is
the owner of the number of WARRANTS    set forth above, each of which
represents the right, at any time after the date hereof and on or before 5:00 p.m., New York City time, on August 2, 2001, to purchase from Homeland Holding Corporation, a Delaware corporation (the "Company"),
at the price of $      (the "Warrant Purchase Price"), one share of Common
Stock, $.01 par value, of the Company as such stock was constituted as of August 2, 1996, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to Liberty Bank and Trust Company of Oklahoma City, National Association, as warrant agent under the Warrant Agreement, at its office at 100 North Broadway, Ninth Floor, Stock Transfer Department, Oklahoma City, Oklahoma 73102, or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten public offering of shares of such Common Stock (or Other Securities (as such term and other capitalized terms used herein are defined in the Warrant Agreement)) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company) of the Warrant Pur chase Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

               Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

               No fractional shares will be issued upon the exercise of rights to purchase hereunder. As to any final fraction of a share that the same holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase on such exercise, the Company shall pay a cash amount equal to the value thereof determined as provided in the Warrant Agreement.

               This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of August 2, 1996 (the "Warrant Agreement"), between the Company and Liberty Bank and Trust Company of Oklahoma City, National Association, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant
Agent and may be obtained by writing to the Warrant Agent.

               REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF
THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Dated:August 2, 1996                     HOMELAND HOLDING CORPORATION



                                         By:________________________
                                          Title:

Countersigned:

Liberty Bank and Trust Company of Oklahoma City, N.A., as Warrant Agent


By:__________________________
        Authorized Signatory


                  [FORM OF REVERSE OF WARRANT CERTIFICATE]


                        HOMELAND HOLDING CORPORATION


            The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or in part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose in Oklahoma City, Oklahoma, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

            This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose in Oklahoma City, Oklahoma, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

            Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

            This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before the close of business on August 2, 2001.

            This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

            Witness the facsimile seal of the Company and the signature of its duly authorized officer.

                           SUBSCRIPTION FORM
              (To be executed only upon exercise of Warrant)

TO HOMELAND HOLDING CORPORATION
 c/o [Warrant Agent's address]

               The undersigned (i) irrevocably exercises ___________ of the Warrants represented by the within Warrant Certificate, (ii) purchases one share of Common Stock of Homeland Holding Corporation (before giving effect to the adjustments provided in the Warrant Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes
payment in full of the purchase price of $      in respect of each Warrant so
exercised as provided in the Warrant Agreement (such payment being by certified or official bank or bank cashier's check payable to the order of Homeland Holding Corporation), all on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, (iii) surrenders this Warrant Certificate and all right, title and interest therein to Homeland Holding Corporation and (iv) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:_____________, 19__


                              _________________________________

                                    (Owner)*


                              _________________________________

                              (Signature of Authorized Representative)


                              _________________________________

                                    (Street Address)

                              _________________________________

                              (City)   (State)  (Zip Code)
Securities or property to be
issued and delivered to:
                              ____________________________

                               Signature Guaranteed**
        Please insert social
         security or other
         identifying number




Name__________________________________________________

Street Address___________________________________________

City, State and Zip Code___________________________________

          *The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.
          **The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.

                         FORM OF ASSIGNMENT


           FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name of                                             No. of
Assignee                     Address                     Warrants




Please insert social security
 or other identifying number
 of Assignee



and does hereby irrevocably constitute and appoint ___________ attorney to make such transfer on the books of Homeland Holding Corporation maintained for the purpose, with full power of substitution in the premises.

Dated:  _______, 19__

                           Name______________________________*

                           Signature of Authorized
                           Representative____________________


                           Signature Guaranteed_____________**


          *The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

          **The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.

                         TABLE OF CONTENTS

                                                                   Page


          1.     Issuance of Warrants                                 1
          1.1.   Initial Issuance; Initial Share Amount               1
          1.2.   Form of Warrant Certificates                         2
          1.3.   Execution of Warrant Certificates                    2
          1.4.   Countersignature of Warrant Certificates             2

          2.     Duration of Warrants                                 2

          3.     Exercise of Warrants                                 2
          3.1.   Manner of Exercise                                   2
          3.2.   When Exercise Effective                              3
          3.3.   Delivery of Certificates, etc.                       3
          3.4.   Fractional Shares                                    4

          4.     Adjustment of Common Stock Issuable Upon Exercise    4
          4.1.   Adjustment of Number of Shares                       4
          4.2.   Adjustment of Warrant Purchase Price                 4
          4.3.   Extraordinary Dividends and
                 Distributions                                        5
          4.4.   Options and Convertible Securities                   5
          4.5.   Stock Dividends, Stock Splits, etc.                  7
          4.6.   Computation of Consideration                         8
          4.7.   Adjustments for Combinations, etc.                   9
          4.8.   Dilution in Case of Other Securities                 9
          4.9.   Minimum Adjustment of Warrant Purchase Price        10
          4.10.  Other Dilutive Events                               10

          5.     Consolidation, Merger, Sale of Assets,
                 Reorganization, etc.                                10
          5.1.   General Provisions                                  10
          5.2.   Assumption of Obligations, etc.                     12

          6.     No Dilution or Impairment                           12

          7.     Accountants' Reports                                13




                                                                    Page

          8.    Notification of Certain Events                       13
          8.1.  Corporate Action                                     13
          8.2.  Expiration                                           14
          8.3.  Available Information                                14

          9.    Registration Rights Agreement                        14

          10.   Reservation of Stock, etc.                           15
          10.1. Reservation; Due Authorization, etc.                 15
          10.2. Compliance with Law                                  15

          11.   Payment of Taxes                                     16

          12.   Loss or Mutilation                                   16

          13.   Warrant Registration                                 17
          13.1. Registration                                         17
          13.2. Transfer                                             17

          14.   Warrant Agent                                        18

          15.   Definitions                                          21

          16.   Remedies, etc.                                       26
          16.1. Remedies                                             26
          16.2. Warrant Holder Not Deemed a Stockholder              26
          16.3. Right of Action                                      26

          17.   Miscellaneous                                        26
          17.1. Notices                                              26
          17.2. Governing Law                                        27
          17.3. Benefits of this Agreement                           27
          17.4. Agreement of Holders of Warrant Certificates         27
          17.5. Counterparts                                         28
          17.6. Amendments                                           28
          17.7. Headings                                             28

Exhibit A - Form of Warrant Certificate